Exhibit 99.2

Nerdy Announces First Quarter 2024 Financial Results

Nerdy delivers revenue of $53.7 million in the first quarter, while also enabling access to the Varsity Tutors for Schools platform for 1.2 million students; bringing the total to 2.2 million students

Nerdy reaffirms previously provided full year 2024 revenue and non-GAAP adjusted EBITDA guidance

St. Louis, May 7, 2024 – Nerdy Inc. (NYSE: NRDY) today announced financial results for the first quarter ended March 31, 2024.

“In the first quarter, the convergence of subscription business models and access-based products across Consumer and Institutional is allowing us to simplify our business and focus our efforts and resulted in revenue and non-GAAP adjusted EBITDA exceeding our guidance range, as well as positive operating cash flow. We had meaningful progress on expanding our freemium efforts with more than 475 school districts and 2.2 million Institutional students enabled with access to the Varsity Tutor platform as of quarter-end. Additionally, Institutional Learnings Sessions on the platform of 772K were up 100% year-over-year, demonstrating product market fit, as well as our ability to scale operations to meet the growing needs of our school district partners,” said Chuck Cohn, Founder, Chairman and Chief Executive Officer of Nerdy Inc.

Please visit the Nerdy investor relations website https://www.nerdy.com/investors to view the Nerdy Q1 Shareholder Letter on the Quarterly Results Page.

Financial and Operating Highlights

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Revenue Beats Expectations – In the first quarter, Nerdy delivered revenue of $53.7 million, an increase of 9% year-over-year from $49.2 million during the same period in 2023. Revenue growth in the current year period was driven by the continued scaling of our Consumer and Institutional businesses, partially offset by lower ARPM in our Consumer business.

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Memberships Continue to Scale – Revenue recognized in the first quarter from Learning Memberships was $39.9 million (up 34% from Q1 2023) and represented 74% of total Company revenue. Active Members of 46.1K as of March 31, 2024 were up 40% year-over-year.

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Institutional Business Delivers Record Quarterly Revenue – In the first quarter, Institutional delivered revenue of $11.9 million, an increase of 39% year-over-year, and represented 22% of total revenue. Varsity Tutors for Schools executed 83 contracts, yielding $4.4 million of bookings. Bookings numbers reflect the focus on embedding the Varsity Tutors platform, and hiring and ramping sales headcount in service of optimizing for the back-to-school buying period and the longer-term opportunity within Institutional.

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Strong Quarterly Gross Profit – Gross profit of $36.5 million in the first quarter increased 8% year-over-year. Gross margin was 68.0% for the three months ended March 31, 2024, compared to a gross margin of 68.9% during the comparable period in 2023. The increase in gross profit was primarily driven by the continued scaling of our Consumer and Institutional businesses. The decrease in gross margin was primarily due to higher utilization of tutoring sessions across our new access-based products within our Institutional business in a seasonally high period in the school year.

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More Efficient Business Model Yields Positive Adjusted EBITDA – Net loss was $12.0 million in the first quarter versus a net loss of $32.2 million during the same period in 2023. Excluding non-cash stock compensation expenses and mark-to-market derivative adjustments, which were treated as adjustments for non-GAAP measures, non-GAAP adjusted net loss was ($0.9) million for the first quarter of 2024 compared to non-GAAP adjusted net earnings of $0.5 million in the first quarter of 2023. We reported non-GAAP adjusted EBITDA of positive $24 thousand, slightly above the top end of our guidance of negative $3.0 million to breakeven non-GAAP adjusted EBITDA. This compares to non-GAAP adjusted EBITDA of $1.4 million in the same period one year ago. Non-GAAP adjusted EBITDA and non-GAAP adjusted EBITDA margin improvements relative to guidance were primarily driven by higher revenues and continued operating efficiency gains. Compared to last year, Non-GAAP adjusted EBITDA and non-GAAP adjusted EBITDA margin were lower primarily due to investments in the Varsity Tutors for Schools go-to-market organization, and product development to drive innovation and support our continued growth.

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Operating Cash Flow and Liquidity – Positive operating cash flow was $4.4 million in the first quarter of 2024 compared to positive operating cash flow of $6.8 million in the same period last year. Higher revenues and operating leverage stemming from the completion of our evolution to access-based subscription revenue business models were more than offset by investments in the Varsity Tutors for Schools go-to-market organization and product development to drive innovation and support our continued growth. With no debt and $77.0 million of cash on our balance sheet, we believe we have ample liquidity to fund the business and pursue growth initiatives.

•	Second Quarter and Full Year 2024 Outlook – Today, we are introducing guidance for the second quarter of the year, and reaffirming previously provided full year revenue and adjusted EBITDA guidance.

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Revenue Guidance: For the second quarter of 2024, we expect revenue in a range of $50 to $52 million. For the full year, are reaffirming previously provided guidance for revenue of $232 to $246 million; representing accelerating year-over-year growth of 24% at the midpoint vs. our 2023 revenue of $193 million.

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Non-GAAP Adjusted EBITDA Guidance: For the second quarter of 2024, we expect adjusted EBITDA in a range of negative $4 million to negative $2 million. For the full year, we are reaffirming our expectation for adjusted EBITDA in a range of $5 to $15 million, an improvement of over 500 basis points in non-GAAP adjusted EBITDA margin at the midpoint. We also expect to deliver positive operating cash flow in 2024.

Webcast and Earnings Conference Call

Nerdy’s management will host a conference call and webcast today, May 7, 2024 at 5:00 p.m. Eastern Time. Interested parties in the U.S. may listen to the call by dialing 1-833-470-1428. International callers can dial 1-404-975-4839. The Access Code is 873564. A live webcast of the call will also be available on Nerdy’s investor relations website at https://www.nerdy.com/investors. A replay of the webcast will be available on Nerdy’s website for one year following the event and a telephonic replay of the call will be available until May 14, 2024 by dialing 1-866-813-9403 from the U.S. or 44-204-525-0658 from all other locations, and entering the Access Code: 253979.

About Nerdy Inc.

Nerdy (NYSE: NRDY) is a leading platform for live online learning, with a mission to transform the way people learn through technology. The Company’s purpose-built proprietary platform leverages technology, including AI, to connect learners of all ages to experts, delivering superior value on both sides of the network. Nerdy’s comprehensive learning destination provides learning experiences across thousands of subjects and multiple formats—including Learning Memberships, one-on-one instruction, small group tutoring, large format classes, and adaptive assessments. Nerdy’s flagship business, Varsity Tutors, is one of the nation’s largest platforms for live online tutoring and classes. Its solutions are available directly to students and consumers, as well as through schools and other institutions. Learn more about Nerdy at https://www.nerdy.com.

Contact

Investor Relations

investors@nerdy.com

Forward-looking Statements

All statements contained herein that do not relate to matters of historical fact should be considered forward-looking statements, including, without limitation, statements regarding our strategic priorities, including those related to enhancing the Learning Membership experience and on our expansion of freemium strategies; and our anticipated second quarter and full year 2024 outlook; as well as statements that include the words “expect,” “plan,” “believe,” “project,” and “may,” and similar statements of a future or forward-looking nature.

The information included herein and in any oral statements made in connection herewith may include “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include, but are not limited to, statements regarding our or our management team’s expectations, hopes, beliefs, intentions, or strategies regarding the future, including our expectations with respect to: the guidance with respect to our financial performance; continued improvements in sales and marketing leverage; the growth of our Institutional business; simplifying our operations model while growing our business; and the sufficiency of our cash to fund future operations. Additionally, any statements that refer to projections, forecasts, or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipates,” “approximately,” “believes,” “contemplates,” “continues,” “could,” “estimates,” “expects,” “intends,” “may,” “might,” “outlook,” “plans,” “possible,” “potential,” “predicts,” “projects,” “should,” “seeks,” “will,” “would,” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements made herein relate only to events as of the date on which the statements are made. We undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date of this press release or to reflect new information or the occurrence of unanticipated events, except as required by law. We may not actually achieve the plans, intentions, or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements.

There are a significant number of factors that could cause actual results to differ materially from statements made herein or in connection herewith, including but not limited to, our limited operating history, which makes it difficult to predict our future financial and operating results; our history of net losses; risks associated with our ability to acquire and retain customers in our Consumer business; risks associated with scaling up our Institutional business; risks associated with our intellectual property, including claims that we infringe on a third-party’s intellectual property rights; risks associated with our classification of some individuals and entities we contract with as independent contractors; risks associated with the liquidity and trading of our securities; risks associated with payments that we may be required to make under the tax receivable agreement; litigation, regulatory and reputational risks arising from the fact that many of our Learners are minors; changes in applicable law or regulation; the possibility of cyber-related incidents and their related impacts on our business and results of operations; the possibility that we may be adversely affected by other economic, business, and/or competitive factors; and risks associated with managing our rapid growth. Our actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to, risks detailed in our filings with the SEC, including our Annual Report on Form 10-K filed on February 27, 2024, as well as other filings that we may make from time to time with the SEC.